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                                                                    Exhibit 99.5








                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                                 EPIMMUNE INC.

                                      AND

                                  MARK NEWMAN
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                                TABLE OF CONTENTS

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                                                                            PAGE
1.  EMPLOYMENT............................................................    1

2.  LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION...................    2

3.  COMPENSATION OF THE EXECUTIVE.........................................    3

4.  TERMINATION...........................................................    4

5.  CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.............   10

6.  ASSIGNMENT AND BINDING EFFECT.........................................   10

7.  NOTICES...............................................................   10

8.  CHOICE OF LAW.........................................................   11

9.  INTEGRATION...........................................................   11

10. AMENDMENT.............................................................   11

11. WAIVER................................................................   11

12. SEVERABILITY..........................................................   11

13. INTERPRETATION; CONSTRUCTION..........................................   11

14. REPRESENTATIONS AND WARRANTIES........................................   12

15. COUNTERPARTS..........................................................   12

16. ARBITRATION...........................................................   12

17. TRADE SECRETS OF OTHERS...............................................   12

18. ADVERTISING WAIVER....................................................   13

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                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of March 17, 2005 by and among EPIMMUNE INC., a Delaware corporation (the "COMPANY") and Mark Newman (the "EXECUTIVE"). This Agreement will become effective (the "EFFECTIVE DATE") as of the closing date of that certain Share Exchange Agreement made and entered into as of March 15, 2005 (the "EXCHANGE AGREEMENT") between the Company and certain shareholders of IDM, S.A., a societe anonyme organized under the laws of France. The Company and the Executive are hereinafter collectively referred to as the "PARTIES", and individually referred to as a "PARTY". Those capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Exchange Agreement.

                                    RECITALS

A. The Executive currently serves as Vice President, Research and Development of the Company and is a party to that certain Letter Agreement dated May 4, 2000, as amended on March 8, 2001 (the "PREVIOUS AGREEMENT").

B. The Company desires assurance of the association and services of the Executive in order to retain the Executive's experience, skills, abilities, background and knowledge, and is willing to engage the Executive's services on the terms and conditions set forth in this Agreement.

C. The Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement, which the Parties intend will supersede in its entirety, as of the Effective Date, the Previous Agreement.

                                    AGREEMENT

      In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

      1.    EMPLOYMENT.

            1.1 TERM. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. The term of this Agreement shall begin on the Effective Date and shall continue for a period of one year unless earlier terminated pursuant to Section 4 herein (the "TERM").

            1.2 TITLE. The Executive shall have the title of Vice President, Infectious Diseases of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company (the "BOARD") or such officer(s) of the Company to whom the Executive reports may from time to time prescribe.

                                       1.

            1.3 DUTIES. The Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Vice President, Infectious Diseases.

            1.4 POLICIES AND PRACTICES. The employment relationship between the Parties shall be governed by the policies and practices established by the Company and the Board. The Executive will acknowledge in writing that he has read the Company's Employee Handbook that will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Company's Employee Handbook, this Agreement shall control.

            1.5 LOCATION. Unless the Parties otherwise agree in writing, during the Term, the Executive shall perform the services the Executive is required to perform pursuant to this Agreement at the Company's offices, located in San Diego, California; provided, however, that the Company may from time to time require the Executive to travel temporarily to other locations in connection with the Company's business.

      2.    LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

            2.1 LOYALTY. During the Executive's employment by the Company, the Executive shall devote the Executive's full business energies, interest, abilities and productive time to the proper and efficient performance of the Executive's duties under this Agreement.

            2.2 COVENANT NOT TO COMPETE. In exchange for the consideration provided herein and any benefit the Executive receives as a result of the Exchange Agreement, the Executive will not, during the Term and during any Good Reason/Term Expiration or Without Cause Severance Period specified by this Agreement, if severance is paid, engage in competition with the Company and/or any of its controlled Affiliates (as defined below), either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of cancer vaccines or related products or services, except with the prior written consent of the Company's Board. For purposes of this Agreement, "AFFILIATE," means, with respect to any specific entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified entity.

            2.3 AGREEMENT NOT TO PARTICIPATE IN COMPANY'S COMPETITORS. During the Term and during any Good Reason/Term Expiration or Without Cause Severance Period specified by this Agreement, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by the Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its Affiliates. Ownership by the Executive, in professionally managed funds over which the Executive does not have control or discretion in investment decisions, or as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of


                                       2.
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any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market (a "Publicly Traded Company") shall not constitute a breach of this Section 2.3.

      3.    COMPENSATION OF THE EXECUTIVE.

            3.1 BASE SALARY. The Company shall pay the Executive a base salary at the annualized rate of two hundred thirty-five thousand ($235,000.00) per year ("Base Salary"), less payroll deductions and all required withholdings, payable in regular periodic payments in accordance with the Company's normal payroll practices. Such base salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

            3.2 CHANGES TO COMPENSATION. The Executive's compensation may be changed from time to time by mutual agreement of the Executive and the Company.

            3.3 EMPLOYMENT TAXES. All of the Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

            3.4 BENEFITS. The Executive shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company's executive or key management employees.

            3.5 RESTRICTED STOCK GRANT. Pursuant to the terms of the Company's 2000 Stock Plan, as amended (the "PLAN"), the Company will grant to the Executive the right to receive a total of one hundred twenty-eight thousand three hundred (128,300) shares of the common stock of the Company which right shall vest in installments as follows: i) provided that the Executive remains a full time employee of the Company without break or interruption in service, and provided that the Executive shall have satisfied specified performance objectives as set by the Company, on the one (1) year anniversary of the Effective Date, twenty-five thousand five hundred (25,500) shares shall vest; and ii) provided that the Executive shall have remained in the continuous service of the Company as a full time employee, without break or interruption, for the full Term all previously unvested shares shall fully vest on the eighteen (18) month anniversary of the Effective Date. Any shares subject to the restricted stock grant that have vested will be issued to the Executive on the earlier of (a) the Executive's separation from service (as such term is used in Section 409A(a)(2)(A)(i)) of the Internal Revenue Code of 1986, as amended (the "CODE")), provided that, if the Executive's separation occurs on a date during which executive officers of the Company are prohibited by Company policy or applicable securities or exchange rules from trading the stock of the Company, the vested shares shall not be issued until the next business day during which trading is not prohibited; and (b) thirty-six (36) months from the Effective Date; provided that, if the thirty-six month anniversary of the Effective Date occurs on a date during which executive officers of the Company are prohibited by Company policy or applicable securities or exchange rules from trading the stock of the Company, the vested shares shall not be issued until the next business day during which trading is not prohibited. Notwithstanding the foregoing, the issuance of the vested shares shall be made


                                       3.

in a manner that complies with the requirements of Code Section 409A, which may include, without limitation, deferring the issuance of such shares for six (6) months after the Executive's separation from service; provided however, that nothing in this sentence shall require the issuance of vested shares to Executive earlier than they would otherwise be issued under this Agreement.

                  3.5.1 ACCELERATED VESTING. Notwithstanding the foregoing vesting schedule, the vesting of shares pursuant to the restricted stock grant shall be accelerated as follows: provided that the Executive remains a full time employee of the Company without break or interruption in service, upon the closing of a transaction or other arrangement within twelve (12) months of the Effective Date which provides a level of funding for the Company's infectious disease business sufficient to sustain and/or develop said business (as reasonably determined by the Board) from a source external to the Company (the "Infectious Disease Transaction"), all shares shall immediately vest.

            3.6 PRIOR STOCK OPTIONS. As to any outstanding options to purchase the Company's common stock granted to the Executive prior to the Effective Date (the "PRE-EXCHANGE OPTIONS") which have an exercise price that is equal to or greater than the fair market value of the Company's common stock (as defined in the Company's applicable equity incentive plan) on the Effective Date (the "UNDERWATER OPTIONS"), the UnderWater Options shall be exercisable by the Executive until the later of (i) December 31, 2007, or (ii) three (3) months following the effective date of the Executive's termination of employment with the Company; provided, however, that the UnderWater Options shall expire immediately on the 90th day following the termination of the Executive's employment by the Company for Cause.

            3.7 RETENTION BONUSES. Provided that the Executive remains in the full time employment of the Company, without any break or interruption in service, on the applicable retention bonus eligibility date(s) specified below, the Executive shall receive cash retention bonuses payable within ten (10) business days of the specified eligibility date(s) and less payroll deductions and withholdings as follows: i) six (6) months following the Effective Date of this Agreement, a bonus equal to two (2) months worth of the Executive's Base Salary, and ii) twelve (12) months following the Effective Date of this Agreement, a bonus equal to four (4) months worth of the Executive's Base Salary.

                  3.7.1 ACCELERATION OF RETENTION BONUSES. Upon the closing of the Infectious Disease Transaction, any retention bonus(es) specified in this
Section 3.7 which have not been previously earned by the Executive shall be immediately paid to the Executive.

      4.    TERMINATION.

            4.1 TERMINATION BY THE COMPANY. The Executive's employment with the Company may be terminated under the following conditions:

                  4.1.1 TERMINATION FOR DEATH OR DISABILITY. The Executive's employment with the Company shall terminate effective upon the date of the Executive's death or "COMPLETE DISABILITY" (as defined in Section 4.5.1 hereof), provided, however, that this Section 4.1.1 shall in no way limit the Company's obligations to provide such reasonable accommodations to the Executive as may be required by law.

                                       4.
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                  4.1.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may
terminate the Executive's employment under this Agreement for "CAUSE" (as defined in Section 4.5.3) by delivery of written notice to the Executive specifying the Cause or Causes relied upon for such termination, provided that such notice is delivered within two (2) months following the occurrence of the Company learning of any event or events constituting "Cause". Any notice of termination given pursuant to this Section 4.1.2 shall effect termination as of the date of the notice or such date as specified in the notice.

                  4.1.3 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment under this Agreement at any time and for any reason, or no reason. Such termination shall be effective on the date the Executive is so informed or as otherwise specified by the Company.

                  4.1.4 TERMINATION OF THE EXECUTIVE'S EMPLOYMENT UPON EXPIRATION OF THE TERM. The Executive's employment hereunder shall be deemed terminated upon the expiration of Term as follows: on the day preceding the first anniversary of the Effective Date, the Executive's employment hereunder by the Company shall be terminated.

            4.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment with the Company at any time and for any reason or no reason, including, but not limited, under the following conditions:

                  4.2.1 GOOD REASON. The Executive may terminate his employment under this Agreement for "GOOD REASON" (as defined below in Section 4.5.2 hereof) by delivery of written notice to the Company specifying the "Good Reason" relied upon by the Executive for such termination, provided that such notice is delivered within two (2) months following the occurrence of any event or events constituting Good Reason.

                  4.2.2 WITHOUT GOOD REASON. The Executive may terminate the Executive's employment hereunder for other than "Good Reason" upon sixty (60) days written notice to the Company.

            4.3 TERMINATION BY MUTUAL AGREEMENT OF THE PARTIES. The Executive's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

            4.4   COMPENSATION UPON TERMINATION.

                  4.4.1 DEATH OR COMPLETE DISABILITY. If the Executive's employment shall be terminated by death or Complete Disability as provided in
Section 4.1.1 hereof, i) the Company shall pay to the Executive, and/or the Executive's heirs, the Executive's Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings, ii) any shares subject to the restricted stock grant that have vested as of the Executive's death or Complete Disability as provided under Section 3.5 hereof shall be delivered to the Executive's estate as soon as


                                       5.

practicable, iii) the Executive shall fully vest in his Pre-Exchange Options and the Executive's outstanding stock options shall expire in accordance with the terms of the applicable award agreements (as amended by Section 3.6 hereof), and
iv) the Company shall thereafter have no further obligations to the Executive and/or the Executive's heirs under this Agreement, except to the extent that the Executive is eligible for benefits pursuant to any insurance policies maintained by the Company in connection with his death or Complete Disability, and except as otherwise provided by law.

                  4.4.2 FOR CAUSE. If the Executive's employment shall be terminated by the Company for Cause, then i) the Company shall pay the Executive's Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings, ii) the Executive's right to receive unvested shares as provided in Section 3.5 hereof immediately shall expire, iii) the Executive's outstanding stock options shall expire in accordance with the terms of the applicable award agreements (as amended by Section 3.6 hereof), and
iv) the Company shall thereafter have no further obligations to the Executive under this Agreement, except as provided by law.

                  4.4.3 RESIGNATION WITHOUT GOOD REASON. If the Executive's employment hereunder shall be terminated by the Executive without Good Reason, then i) the Company shall pay the Executive's Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination, less standard deductions and withholdings, ii) the Executive's right to receive unvested shares as provided in Section 3.5 hereof immediately shall expire, iii) the Executive shall fully vest in his Pre-Exchange Options and the Executive's outstanding stock options shall expire in accordance with the terms of the applicable award agreements (as amended by Section 3.6 hereof), and iv) the Company shall thereafter have no further obligations to the Executive under this Agreement, except as provided by law and with respect to the delivery of vested shares under Section 3.5 hereof.

                  4.4.4 WITH GOOD REASON OR EXPIRATION OF TERM. If the Executive resigns with Good Reason or if the Executive's employment is terminated as a result of the expiration of the Term, then the Company shall pay the Executive's Base Salary and accrued and unused vacation earned through the date of termination, at the rate in effect at the time of termination subject to standard deductions and withholdings. In addition, subject to the limitations stated in Section 4.4.6 herein and upon the Executive's furnishing to the Company, and not revoking, an effective waiver and release of claims (a form of which is attached hereto as EXHIBIT A), the Executive shall be entitled to:

                  (I) continued payment of the Executive's annual Base Salary in effect at the time of termination for a period beginning upon the Effective Date specified in Exhibit A and continuing until the earlier of i) twelve (12) months thereafter or, ii) the date on which the Executive begins full-time employment with or in an entity or endeavor other than the Company (the "GOOD REASON/TERM EXPIRATION SEVERANCE PERIOD"), less standard deductions and withholdings, paid pursuant to the Company's standard payroll practices; and

                                       6.

                  (II) in the event the Executive elects continued coverage under COBRA in accordance with applicable law, the Company will reimburse the Executive for the same portion of Executive's COBRA health insurance premium as the percentage of health insurance premiums that it paid during the Executive's employment during the Good Reason/Term Expiration Severance Period; and

                  (III) the accelerated and full vesting of the Pre-Exchange Options such that the Pre-Exchange Options shall be fully vested and exercisable as of the Effective Date specified in Exhibit A (the Pre-Exchange Option will otherwise be governed by the terms of the applicable stock option agreement and the Plan); and

                  (IV) with respect to any unvested portion of the restricted stock grant specified in Section 3.5 above, the accelerated vesting of the grant such that the grant shall be fully vested and exercisable as of the Effective Date specified in Exhibit A.

                  4.4.5 WITHOUT CAUSE. If the Company terminates the Executive's employment without Cause, the Company shall pay the Executive's Base Salary and accrued and unused vacation earned through the date of termination, at the rate in effect at the time of termination subject to standard deductions and withholdings. In addition, subject to the limitations stated in Section 4.4.6 herein and upon the Executive's furnishing to the Company, and not revoking, an effective waiver and release of claims (a form of which is attached hereto as EXHIBIT A), the Executive shall be entitled to:

                  (I) continuation of the Executive's annual Base Salary in effect at the time of termination for a period beginning upon the Effective Date specified in Exhibit A and continuing for twelve (12) months thereafter (the "Without Cause Severance Period"), less standard deductions and withholdings, paid pursuant to the Company's standard payroll practices, or, at the Executive's option, payment in a lump sum of the Executive's annual Base Salary, less standard deductions and withholdings, within five (5) business days following the Effective Date specified in Exhibit A; and

                  (II) in the event the Executive elects continued coverage under COBRA in accordance with applicable law, the Company will reimburse the Executive for the same portion of Executive's COBRA health insurance premium as the percentage of health insurance premiums that it paid during the Executive's employment for twelve (12) months or, if earlier, until the Executive begins full-time employment with or in an entity or endeavor other than the Company;

                  (III) the accelerated and full vesting of the Pre-Exchange Options such that the Pre-Exchange Options shall be fully vested and exercisable as of the Effective Date specified in Exhibit A (the Pre-Exchange Option will otherwise be governed by the terms of the applicable stock option agreement and the Plan); and

                  (IV) with respect to any unvested portion of the restricted stock grant specified in Section 3.5 above, the accelerated vesting of the grant such that the grant shall be fully vested and exercisable as of the Effective Date specified in Exhibit A.

                                       7.

                  4.4.6 COVENANT NOT TO COMPETE. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations and the Executive's rights pursuant to Sections 4.4.4 and 4.4.5 shall cease and be rendered a nullity immediately should the Executive violate any provision of Section 2.2 herein, or should the Executive violate the terms and conditions of the Executive's Proprietary Information and Inventions Agreement.

            4.5 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                  4.5.1 COMPLETE DISABILITY. "COMPLETE DISABILITY" shall mean the inability of the Executive to perform the Executive's duties under this Agreement, whether with or without reasonable accommodation, because the Executive has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Executive becomes disabled, the term "COMPLETE DISABILITY" shall mean the inability of the Executive to perform the Executive's duties under this Agreement, whether with or without reasonable accommodation, by reason of any incapacity, physical or mental, which the Board, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board, determines to have incapacitated the Executive from satisfactorily performing all of the Executive's usual services for the Company, with or without reasonable accommodation, for a period of at least one hundred twenty (120) days during any twelve (12) month period (whether or not consecutive). Based upon such medical advice or opinion, the determination of the Board shall be final and binding and the date such determination is made shall be the date of such Complete Disability for purposes of this Agreement.

                  4.5.2 GOOD REASON. "GOOD REASON" for the Executive to terminate the Executive's employment hereunder shall mean the occurrence of any of the following events:

                  (I) without the Executive's consent, a significant reduction in the Executive's duties, position, authority, or responsibilities relative to the duties, position, authority, or responsibilities in effect immediately prior to such reduction;

                  (II) without the Executive's consent, the relocation of the Company's executive offices or principal business location to a point more than thirty-five (35) miles from its current location, 5820 Nancy Ridge Drive, San Diego, California;

                  (III) without the Executive's consent, the relocation of the Executive's principal place of business to a point more than thirty-five (35) miles from 5820 Nancy Ridge Drive, San Diego, California;

                  (IV) a reduction by the Company of the Executive's base salary as initially set forth herein or as the same may be increased from time to time, provided that if such reduction occurs in connection with a Company-wide decrease in Executive salaries and the percent decrease in the Executive's base salary does not exceed the percent decrease in base


                                       8.

salary of any other executive of the Company such reduction will not constitute Good Reason to terminate Executive's employment for purposes of this Agreement;

                  (V) without the Executive's consent, a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume the obligations and perform all of the terms and conditions of this Agreement;

                  4.5.3 CAUSE. "CAUSE" for the Company to terminate Executive's employment hereunder shall mean the occurrence of any of the following events, as determined reasonably and in good faith by the Board or a committee designated by the Board:

                  (I) the Executive's willful and habitual failure to attend to his duties as assigned by the Board or officers of the Company to whom he reports;

                  (II) misconduct by the Executive which materially and adversely reflects upon his ability to perform his duties for the Company;

                  (III) the Executive's conviction of, or plea of guilty or nolo contendre to, a felony that is likely to inflict or has inflicted material injury on the business of the Company;

                  (IV) the Executive's engaging or in any manner participating in any activity which violates any provisions of Section 2 hereof or the Executive's Proprietary Information and Inventions Agreement with the Company; or

                  (V) the Executive's commission of any fraud against the Company, its controlled Affiliates, employees, agents or customers or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

            4.6 SURVIVAL OF CERTAIN SECTIONS. Sections 2.2, 4.4.3, 4.4.4, 4.4.5, and 4.4.6, and 16 of this Agreement will survive the termination of this Agreement.

            4.7 PARACHUTE PAYMENT. If any payment or benefit the Executive would receive pursuant to this Agreement, any other agreement or arrangement or otherwise ("PAYMENT") would (i) constitute a "PARACHUTE PAYMENT" within the meaning of Code Section 280G, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "EXCISE TAX"), then such Payment shall be reduced to the Reduced Amount. The "REDUCED AMOUNT" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion of the Payment, which such amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Executive's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "PARACHUTE PAYMENTS" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Executive elects in writing a different order (provided, however, that such election shall be


                                       9.

subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Executive's stock awards unless the Executive elects in writing a different order for cancellation.

      The accounting firm then engaged by the Company for general audit purposes shall perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

      The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Executive and the Company within fifteen (15) calendar days after the date on which the Executive's right to a Payment is triggered (if requested at that time by the Executive or the Company) or such other time as requested by the Executive or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Executive and the Company with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Executive and the Company.

      5.    CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

            As a condition of employment the Executive agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as EXHIBIT B.

      6.    ASSIGNMENT AND BINDING EFFECT.

            This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

      7.    NOTICES.

            All notices or demands of any kind required or permitted to be given by the Company or the Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:


                                      10.

            If to the Company:

            Epimmune Inc.
            5820 Nancy Ridge Drive
            San Diego, California 92121
            (858) 860-2500
            (858) 860-2600 fax
            Attention:  _________________

            If to the Executive:

            at Executive's last known residential address on file with the Company.

Any such written notice shall be deemed given on the earlier of the date on which such notice is personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

      8.    CHOICE OF LAW.

            This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California.

      9.    INTEGRATION.

            This Agreement, including Exhibits A and B, Executive's stock option agreements, and the Plan, as well as the Employee Handbook contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Executive's employment and the termination of Executive's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties, including, without limitation, the Previous Agreement. To the extent this Agreement conflicts with the terms of the Employee Handbook, this Agreement controls.

      10.   AMENDMENT.

            This Agreement cannot be amended or modified except by a written agreement signed by the Executive and the Company.

      11.   WAIVER.

            No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

                                      11.

      12.   SEVERABILITY.

            The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision, which most accurately represents the Parties' intention with respect to the invalid or unenforceable term, or provision.

      13.   INTERPRETATION; CONSTRUCTION.

            The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but the Executive has been encouraged to consult with, and has consulted with, Executive's own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      14.   REPRESENTATIONS AND WARRANTIES.

            The Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Executive's execution and performance of this Agreement will not violate or breach any other agreements between the Executive and any other person or entity.

      15.   COUNTERPARTS.

            This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

      16.   ARBITRATION.

            To ensure the rapid and economical resolution of disputes that may arise in connection with the Executive's employment with the Company, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to Executive's employment, or the termination of that employment, will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Diego, California conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. ("JAMS"), or its successors, under the then current rules of JAMS for employment disputes; provided that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. Accordingly, the Executive and the Company hereby waive any right to a jury trial. Both the Executive and the Company shall be entitled to all rights and remedies that either the Executive or the Company would be entitled to pursue in a court of

                                      12.

law. The Company shall pay all fees in excess of those which would be required for filing a dispute if the dispute was decided in a court of law. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, the Executive and the Company each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by Court action instead of arbitration.

      17.   TRADE SECRETS OF OTHERS.

            It is the understanding of both the Company and the Executive that the Executive shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, including the Executive's former employers, nor shall the Company and/or its Affiliates seek to elicit from the Executive any such information. Consistent with the foregoing, the Executive shall not provide to the Company and/or its Affiliates, and the Company and/or its Affiliates shall not request, any documents or copies of documents containing such information.

      18.   ADVERTISING WAIVER.

            For so long as he remains employed, the Executive agrees to permit the Company, and persons or other organizations authorized by the Company to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company, or the machinery and equipment used in the provision thereof, in which the Executive's name and/or pictures of the Executive taken in the course of the Executive's provision of services to the Company appear. The Executive hereby waives and releases any claim or right the Executive may otherwise have arising out of such use, publication or distribution.

                                      13.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EPIMMUNE INC.

By:  /s/ Robert De Vaere

Its: Vice President, Finance and
     Administration, and Chief
     Financial Officer


Dated: March 17, 2005



EXECUTIVE:

/s/ Mark Newman

MARK NEWMAN


Dated:  March 17, 2005




                                      14.

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

      In consideration of the payments and other benefits set forth in the Employment Agreement dated March 17, 2005, to which this form is attached, I, Mark Newman, hereby furnish EPIMMUNE INC. (the "COMPANY"), with the following release and waiver ("RELEASE AND WAIVER").

      In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company;
(3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

      I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

      I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to


                                       3.

revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired, which shall be the eighth day following my execution of this Release and Waiver (the "Effective Date").

      I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the severance pay and other benefits I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Proprietary Information & Inventions Agreement.

      This Release and Waiver, including Exhibit A hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.





Date:                                        By:
      ------------------                         -------------------------------
                                                 Mark Newman


                                       4.